AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the "Employment Agreement"), effective as of January 9, 2012, by and between Ampio Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Michael Macaluso (the "Chief Executive Officer") is made as of December 20, 2014 ("Amendment Date").

WHEREAS, the Company and the Executive (together the "Parties") entered into the Employment Agreement;

WHEREAS, the Company and the Executive desire to extend the term of the Employment Agreement through January 9, 2017; and

WHEREAS, the Parties have agreed to modify the Employment Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. The first sentence of Section 1 of the Employment Agreement shall be replaced in its entirety with the following sentence:

> "The Company hereby agrees to employ Employee and Employee hereby accepts such employment with the Company for the period of 60 months beginning on January 9, 2012"

2. All other provisions of the Employment Agreement, including the annual salary of $300,000, shall remain in full force and effect.

3. In connection with the Amendment, the Compensation Committee of the Company hereby agrees to grant to the Chief Executive Officer a non-qualified option to purchase 400,000 shares of the Company's Common Stock effective as of the date of this amendment, 133,333 shares of which will vest on each of January 1, 2015 and January 1, 2016 and 133,334 shares of which will vest on January 1, 2017.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the Amendment Date written above.

AMPIO PHARMACEUTICALS, INC.

By: Philip H Coelho

Its: Chairman of the compensation Committee

And,

Michael Macaluso

____

Chief Executive Officer